Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Worksport Ltd. of our report dated March 31, 2022, with respect to our audit of the consolidated financial statements of Worksport Ltd. and its subsidiaries as of December 31, 2021 and for the year then ended, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Haynie & Company
Salt Lake City, Utah

April 14, 2023